Exhibit 99.1

Alico, Inc. Announces Regular Quarterly Dividend and Election of Directors

LaBelle, FL, January 22, 2008 — Alico, Inc. (NASDAQ:ALCO), a land management company, announced at its annual stockholders meeting held on Friday January 18, 2008, the election by stockholders of JD Alexander, John R. Alexander, Robert E. Lee Caswell, Evelyn D’An, Phillip S. Dingle, Gregory T. Mutz, Charles Palmer, Robert J. Viguet, Jr. and Dr. Gordon Walker to serve on the Company’s Board of Directors.

At its meeting following the Annual Stockholders meeting, the Board declared a regular quarterly dividend in the amount of $0.275 per share to be paid to shareholders of record as of April 30, 2008 with payment expected on or about May 16, 2008.

The Board also re-elected Mr. John R. Alexander as Chairman and Mr. Mutz as Lead Director, and made the following committee appointments:

Audit:

	Chairman:	Phillip S. Dingle
	Financial Expert:	Evelyn D’An
Gregory T. Mutz
Gordon Walker

Compensation:

	Chairman:	Charles L. Palmer
Gregory T. Mutz
Robert J. Viguet, Jr.
Gordon Walker

Nominating and Corporate Governance:

	Chairman:	Gordon Walker

Evelyn D’An
Gregory T. Mutz
Charles L. Palmer

Strategy and Business Development:

Chairman:	Gordon Walker
JD Alexander
Phillip S. Dingle
Gregory T. Mutz
Charles L. Palmer
Robert J. Viguet, Jr.

The Board also elected the following officers:

CEO:	John R. Alexander
President and COO:	Dan L. Gunter
SVP, CFO, Treasurer and Assistant Secretary:	Patrick W. Murphy
SVP, Human Resources and Information Technology:	Michael R. Talaga
SVP, Ag-Operations:	Steven M. Smith
Corporate Secretary:	A. Denise Plair
Director of Accounting, Controller and Assistant Treasurer:	Jerald R. Koesters

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico’s mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

John R. Alexander

La Belle, Florida

(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements”‘ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.